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Exhibit 4.56

AMENDMENT TO CONFIRMATION

DATE:	4TH September 2003
TO:	Durban Roodepoort Deep, Limited (Incorporated in the Republic of South Africa) Registration No. 1895/000926/06
ATTENTION:	Ian Louis Murray
FAX:	(011) 482 1022
FROM:	Investec Bank (Mauritius) Limited
SUBJECT:	American Call Option
REF No:	0010

        This Amendment to Confirmation Agreement ("Amendment"), dated as of September 4, 2003, is entered into by and between Durban Roodepoort Deep, Limited ("Durban") and Investec Bank (Mauritius) Limited ("Investec"). Unless otherwise stated, any capitalized term used but not defined herein shall have the meaning given to such term in Regulation S ("Regulation S") of the U.S. Securities Act of 1933, as amended (the "Securities Act").

        WHEREAS, Durban and Investec have entered into a Confirmation, dated August 14, 2003 (the "Confirmation") whereby Durban grants to Investec the option (the "Option") to purchase 18 million ordinary shares of Durban subject to the terms and conditions set forth therein; and

        WHEREAS, Durban and Investec wish to enter into this Amendment in order to amend the Confirmation as set forth below. To the extent that there are any inconsistencies between the original Confirmation and this Amendment to Confirmation, the contents of this document will prevail.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.
Number of options:    27 million

2.
Multiple Exercise:    Applicable

3.
Expiration Date:    7th November 2003

4.
Investec Representations and Warranties. Investec represents and warrants to Durban as follows:

a.
Investec is not a U.S. person and purchased the Option in an offshore transaction pursuant to Regulation S.

b.
No purchase, resale or other transfer of the Option, or the ordinary shares issuable upon exercise of the Option (the "Ordinary Shares"), has been or will be made so as to transfer the Option or the Ordinary Shares to a U.S. person, except as permitted below.

c.
All subsequent offers and resales of the Ordinary Shares made before the expiration of the 40-day distribution compliance period (the "Distribution Compliance Period") beginning on the date that the Option is exercised shall be made: (i) to Durban or any of its subsidiaries; (ii) outside of the United States to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S; (iii) pursuant to a registration statement which has been declared effective under the Securities Act; or (iv) pursuant to an exemption from registration under the Securities Act.

5.
Partial Exercise of the Option. In the event that the Option is exercised in two or more parts, the Distribution Compliance Period for the Ordinary Shares issued in connection with such partial exercise will begin on each date of such partial exercise of the Option. Each tranche of Ordinary Shares issued upon such partial exercise of the Option shall be subject to all of the terms and conditions contained in this Agreement.

6.
Exercise of the Option. Investec hereby acknowledges and agrees that:

a.
It will not exercise the Option, in whole or in part, until it provides Durban with:

(i)
(A)    a written certification that it is not a U.S. person and that the Option is not being exercised on behalf of a U.S. person; or (ii) a written opinion of counsel, reasonably acceptable to Durban, to the effect that the Option and the Ordinary Shares have been registered under the Securities Act or are exempt from registration thereunder; and

(B)    a written certification that Investec is not exercising the Option within the United States and that the Ordinary Shares are not to be delivered within the United States, except as otherwise permitted by Rule 903 of Regulation S, unless the Ordinary Shares are registered under the Securities Act or an exemption from such registration is available.

b.
If the Option is exercised in one or more parts, Investec will provide Durban with the items specified in sub-paragraph (a) above prior to each partial exercise.

7.
Legend.

(a)
Until fully exercised in the case of the Option, or until the expiration of the applicable Distribution Compliance Period in the case of Ordinary Shares, any certificate representing the Option or the Ordinary Shares, in whole or in part, shall bear the following legend:

    "The securities evidenced hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth in the following sentence. By its acquisition hereof, the holder (1) represents that it is not a U.S. person and is acquiring this security in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will not offer, sell, pledge or otherwise transfer this security except (a) to Durban Roodepoort Deep, Limited or any subsidiary thereof, (b) outside of the United States to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, (c) pursuant to a registration statement which has been declared effective under the Securities Act or (d) pursuant to an exemption from registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and (3) agrees that it will deliver to each person to whom this security or an interest therein is transferred a notice substantially to the effect of this legend. As used herein, the terms "offshore transaction, "United States" and "U.S. person" have the meanings given to them by Regulation S under the Securities Act."

  b.
  In addition to the legend set forth in sub-paragraph (a) above, any certificate representing the Option, in whole or in part, shall also bear the following legend:

    "The securities to be issued upon the exercise of this Option have not been registered under the Securities Act and this Option may not be exercised by or on behalf of any U.S. person unless registered under the Securities Act or unless an exemption from such registration is available."

  c.
  Investec understands that the Option and the Ordinary Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, that the Option and the Ordinary Shares have not been registered with any state or federal securities commissions and that Durban is relying upon the truth and accuracy of the representations, warranties, acknowledgments and agreements of Investec set forth herein in order to determine the applicability of such exemptions.

8.
Transfers and Subsequent Purchasers. Durban and Investec agree that neither party may transfer the Option, in whole or in part, without the prior written consent of the non-transferring party and that any transfer of the Option, in whole or in part, will be made in accordance with Regulation S. Investec agrees that, in addition to the restrictions on resale contained herein and before the expiration of the applicable Distribution Compliance Period, it may not transfer any portion of the Option or the Ordinary Shares to any party unless such party enters into an agreement with Durban containing representations, warranties and restrictions on resale substantially similar to those contained herein.

9.
Miscellaneous.

a.
This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

b.
The Confirmation, as amended hereby, remains in full force and effect, and any reference to the Confirmation shall constitute a reference to the Confirmation as amended hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

DURBAN ROODEPOORT DEEP, LIMITED

By:	/s/ IAN MURRAY Name: Ian Murray Title: Finance Director

INVESTEC BANK (MAURITIUS) LIMITED
By:	/s/ MARK CURRIE Name: Mark Currie Title: Head of Financial Products (South Africa)

By:	Name: Title:

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AMENDMENT TO CONFIRMATION